EXHIBIT 99.1


MEDIA
Howard Cohodas                    Teresa Morrow
Michigan Financial Corporation    Wells Fargo & Company
906-228-1358                      612-667-0148

INVESTORS
Howard Cohodas                   Robert S. Strickland
Michigan Financial Corporation   Wells Fargo & Company
906-228-1358                     612-667-7919 or 415-396-0523

                   MICHIGAN FINANCIAL CORPORATION, WELLS FARGO
                ANNOUNCE DEFINITIVE AGREEMENT FOR WELLS FARGO TO
                     ACQUIRE MICHIGAN FINANCIAL CORPORATION

SAN FRANCISCO and MARQUETTE, Mich., November 3, 1999 -- Michigan Financial Corporation (NASDAQ: MFCB) and Wells Fargo & Company (NYSE: WFC) said today they have signed a definitive agreement for Wells Fargo to acquire Michigan Financial Corporation. The acquisition will be Wells Fargo's entry into its 22nd banking state.

Michigan Financial Corporation is the largest bank holding company headquartered in Michigan's Upper Peninsula. It has 675 employees, $834 million in assets, and offers a full range of financial services from 34 banking locations.

The acquisition, scheduled to be completed in the first quarter of next year, requires approval from banking regulators and shareholders of Michigan Financial Corporation. In the acquisition, Wells Fargo will issue 4,418,605 shares, subject to certain possible adjustments described in the Agreement, of its common stock in exchange for 100 percent of the stock of Michigan Financial Corporation.

"As the banking industry continues to consolidate, we believe it's essential for Michigan Financial Corporation to become part of a larger, more diversified financial services company," said Michigan Financial's Chairman and President, Howard Cohodas.


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"For our customers, becoming part of Wells Fargo will mean more convenience and a broader array of products and services. For our shareholders, it represents an outstanding investment opportunity. For our employees, it means more opportunities for personal and professional growth. For our communities, it means a continued emphasis on community banking and local decision-making. There is real potential for growth in the Upper Peninsula and Wells Fargo recognizes that. Through this single purchase, Wells is demonstrating its willingness to invest in the future of the U.P. As always, decisions on lending and community involvement will continue to be made by our people - those who live and work in the Upper Peninsula communities they serve."

"We've long admired Michigan Financial Corporation for its commitment to community banking in the Upper Peninsula and for its ability to grow beyond traditional banking into a diversified financial services provider," said J. Lanier Little, regional president for Norwest Banks in Wisconsin and Illinois, a subsidiary of Wells Fargo. "We look forward to providing the same personal, hometown service Michigan Financial Corporation's customers have come to expect, understanding their needs and providing great service, while offering better products and a broader product line that can help us earn 100 percent of their financial services business."


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Michigan Financial Corporation has 11 banking locations in Marquette County, including the cities of Ishpeming and Negaunee, two in Muninsing area, three in Menominee, one in Stephenson, three in Escanaba, one in Manistique, four in the Iron Mountain area, three in theHoughton area, two in Iron River, one in Crystal Falls, two in Ironwood, and a loan production office in Marinette Wisconsin. It also owns Michigan Financial Life Insurance Company, which underwrites credit life, accident and health insurance for the banks' customers.

Wells Fargo has almost 6,000 banking stores in 21 other states: Arizona, California, Colorado, Idaho, Illinois, Indiana, Iowa, Minnesota, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oregon, South Dakota, Texas, Utah, Washington, Wisconsin, and Wyoming.

Wells Fargo ranks #1 among all U.S. banks in Internet banking, commercial real estate lending, small business lending, agricultural lending, and supermarket banking. Wells Fargo is a $207 billion financial services company providing banking, investments, insurance, mortgage and consumer finance from almost 6,000 stores, the Internet (www.wellsfargo.com) and other distribution channels across North America and elsewhere internationally.


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